UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2007

Whitestone REIT
(Exact Name of Registrant as Specified in Its Charter)

Hartman Commercial Properties REIT
(Former Name of Registrant)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500
Houston, Texas  77063
(Address of principal executive offices)
(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 11, 2007 Whitestone REIT issued a press release announcing that Allen R. Hartman and Hartman Management, L.P., in their State lawsuit with Whitestone REIT, are no longer pursuing counterclaims against Whitestone REIT Chairman and CEO James C. Mastandrea and COO John J. Dee individually, as those claims have been dropped from their recently filed Third Amended Answer and Counterclaim.

Additionally, Allen R. Hartman and Hartman Management's claim against Whitestone REIT for breach of contract for a termination fee due under an advisory agreement with Whitestone has materially been reduced to less than $5 million, compared to the range of $16 million-to-$25 million that Mr. Hartman previously asserted in letters to Whitestone REIT shareholders.

In the opinion of the Board of Trustees, no amount is due under this agreement and it will continue to vigorously defend against the Hartman claim.

A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Dated: December 17, 2007	By:	/s/ David K. Holeman
	Name:	David K. Holeman
	Title:	Chief Financial Officer